Exhibit 10.17

Exclusive Purchase Option Agreement

This Exclusive Purchase Option Agreement (this “Agreement”) is entered into by the following parties in Beijing as of September 28, 2006:

1.	AutoNavi Information Technology Co., Ltd., a limited liability company incorporated and existing under the Chinese laws, with its address at Room 2, 16/F Daheng Scitech Mansion, 3 Suzhou Street, Haidian District, Beijing (“Party A”);

2.	Hou Jun: a Chinese citizen whose ID number is and address is at 119, Shangxie Street, Xuanwu District, Beijing (“Party B”);

3.	Tang Xiyong: a Chinese citizen whose ID number is and address is at Room 502, Unit 1, Building 31, Bajiaobeili, Shijingshan District, Beijing (“Party C”); and

4.	Beijing MapABC Technology Co., Ltd., a limited liability company incorporated and existing under the Chinese laws, with its registered address at Room 804, 8/F, Weidi Sci-tech Building, 8 Zhongguancun South Street, Haidian District, Beijing (“Party D”).

For the purpose of this Agreement, Party A, Party B and Party D are hereinafter referred to as a “Party” individually and the “Parties” collectively.

WHEREAS:

1.	Party B holds 55% equity interests in Party D and Party C holds 45% equity interests in Party D.

2.	Party D and Party A have entered into Exclusive Technology Consulting and Service Agreement, Know-how License Agreement, and other agreements (the “Business Agreements” collectively).

3.	Party B, Party C and Party D have entered into the Equity Pledge Agreement with Party A, Party D and Party A have entered into the Operating Agreement, which together with the aforesaid Equity Pledge Agreement and this Agreement, are collectively referred to as the “Pledge Agreements”.

NOW THEREFORE, through consultation, the Parties agree as follows:

1.	Purchase and Sale of Equity Interests

1.1	Granting of Rights

Party B and Party C hereby irrevocably grant to Party A an irrevocable option to purchase or causes a person or persons designated by Party A (hereinafter the “Designee”) to purchase from Party B and Party C at any time, to the extent permitted by the laws of China and according to the steps determined by Party A at its own discretion, all or part of the equity interests in Party D (hereinafter the “Purchase Option”), at the price specified in Article 1.3 of this Agreement. Except for Party A and the Designee, any third party shall not have the Purchase Option or other rights (other than the rights of Party A under the Equity Pledge Agreement as the Pledgee) relating to the equity interests of Party B and Party C. Party D hereby agrees that Party B and Party C may grant Party A the Purchase Option.

The “person” sets forth in this clause and this Agreement includes individual, corporate, joint venture, partnership, enterprise, trust or non-corporate organization.

1.2	Exercise Steps

Subject to PRC laws and regulations, Party A may exercise the Purchase Option by issuing a written notice (hereinafter referred to as “Equity Purchase Notice”) to Party B and Party C, specifying (a) the decision of Party A to exercise the Purchase Option; (b) the number of equity interests to be purchased (the “Purchased Equity”) from Party B and Party C; (c) the date of purchase/the date of equity transfer.

1.3	Purchase Price

The price of the Purchased Equity (the “Purchase Price”) shall equal to the amount of registered capital of Party D actually contributed by Party B and Party C in exchange for the interests of Party B and Party C in the Purchased Equity, unless an appraisal is required by law.

The Purchase Price shall comply with the provisions and requirements of the then prevailing Chinese laws.

1.4	Transfer of the Purchased Equity

At each exercise by Party A of the Purchase Option:

(1)	Party B and Party C shall cause Party D to hold a shareholders’ meeting in a timely manner. The meeting shall pass a resolution to approve the transfer of equity interests from Party B and Party C to Party A and/or the Designee;

(2)	Party B and Party C shall enter into an equity transfer contract with Party A or the Designee (as applicable) each time the equity interests are transferred in accordance with the provisions of this Agreement and the Equity Purchase Notice;

(3)	The related parties shall sign all other requisite contracts, agreements or documents, make joint efforts to obtain all requisite government approvals and consents, and take all necessary actions to grant the valid ownership of the Purchased Equity without any security interest to Party A and/or the Designee and cause Party A and/or the Designee to be the registered owner of the Purchased Equity.

For the purpose of this clause and this Agreement, “security interest” includes guarantee, mortgage, the third-party rights or interests, any equity interest option, right of acquisition, right of first refusal, right of offset, title retention or other security arrangements. However, for clarification purpose, it does not include the security interest arising from the Pledge Agreements.

1.5	Payment

The Purchase Price at which Party A shall exercise the Purchase Option shall be determined in a way that is compliant with the then prevailing Chinese laws.

2.	Undertakings relating to Equity Interests

2.1	Undertakings of Party D

Party D hereby makes the following undertakings:

(1)	Without the prior written consent of Party A, Party D shall not supplement, modify or amend its articles of association in any form, or increase or decrease its registered capital, or otherwise change its capital structure;

(2)	Party D shall keep and maintain its existence according to good financial and commercial standards and practices, and operate its business and handle its affairs prudently and effectively;

(3)	Without the prior written consent of Party A, Party D shall not sell, transfer, mortgage or otherwise dispose of any legitimate or beneficiary interest in any asset, business and revenue of Party D, or allow the creation of any other security interests on it at any time after this Agreement is signed;

(4)	Without the prior written consent of Party A, Party D will not incur, inherit, guarantee or permit the existence of any debt, except: (i) debts arising in the normal or ordinary course of business except for loans; and ii) debts that have been disclosed to and obtained written consent from Party A;

(5)	Party D will run its business in the normal course of business to maintain the asset value of Party D and will not conduct any act or omission that is enough to adversely affect its operating condition and asset value;

(6)	Without the prior written consent of Party A, Party D shall not enter into any material contract, other than the contracts concluded in the normal course of business (for the purposes of this paragraph, if the value of a contract is more than RMB 1 million, such contract will be deemed material);

(7)	Without the prior written consent of Party A, Party D shall not provide any loans or credit to any person;

(8)	At the request of Party A, Party D shall provide Party A with materials relating to the operating and financial condition of Party D;

(9)	Party D shall purchase and maintain the insurance from an insurance company acceptable to Party A. The amount and coverage of insurance shall be the same as those of the insurance normally procured by other companies in the same region, engaged in similar business or possessing similar property or assets;

(10)	Without the prior written consent of Party A, Party D shall not merge or consolidate with any person, nor shall it acquire or invest in any person;

(11)	Party D shall inform Party A immediately of any pending or threatened lawsuits, arbitration or administrative proceedings relating to the assets, business and revenue of Party D;

(12)	Party D shall execute all such documents, take all such actions, bring forward all such claims, or make all such defenses against all claims as may be necessary and appropriate to maintain its ownership of all its assets;

(13)	Without the prior written consent of Party A, Party D shall not distribute dividends to its shareholders in any form. However, at the request of Party A, all or part of the distributable profits shall be immediately distributed to its shareholders; and

(14)	To the extent permitted by Chinese laws, Party D shall, at the request of Party A, appoint any person nominated by Party A as the director of Party D.

2.2	Undertakings of Party B and Party C

Each of Party B and Party C hereby makes the following undertakings:

(1)	It shall cause Party D to perform the undertakings under Article 2.1 hereof;

(2)	Without the prior written consent of Party A, it shall not sell, transfer, mortgage or otherwise dispose of any legitimate interest in the equity interest held by it in Party D, or allow the creation of any other security interests on it at any time after this Agreement is signed, with the exception of the pledge over the equity interests of Party B and Party C under the Equity Pledge Agreement of Party B and Party C;

(3)	Without the prior written consent of Party A, it shall not vote at the shareholders’ meeting to approve the sale, transfer, mortgage or otherwise disposal of any legitimate interest in the equity interests, or to allow the creation of any other security interest on it, other than to approve the pledge over the equity interests of Party B and Party C under the Equity Pledge Agreement of Party B and Party C;;

(4)	Without the prior written consent of Party A, it shall not vote at the shareholders’ meeting to approve Party D to merge or consolidate with any person, or acquire or invest in any person;

(5)	It will notify Party A immediately of any litigation, arbitration or administrative proceedings pending or threatened against the equity interests held by it;

(6)	It shall vote at the equity shareholders’ meeting to approve the transfer of the Purchased Equity interests under this Agreement and take any other actions Party A may reasonably require;

(7)	It shall execute all such documents, take all such actions, bring forward all such claims, or make all such defenses against all claims as may be necessary and appropriate to maintain its title to all its equity interests;

(8)	It shall appoint any person nominated by Party A as the director of Party D according to Party A’s recommendation;

(9)	At request of Party A from time to time, it shall transfer its equity interests to any designee of Party A at any time unconditionally and immediately, and waive the pre-emptive right it may have when the other shareholder transfers its equity interests;

(10)	It shall strictly comply with the provisions of this Agreement and other contracts which are jointly or individually signed by Party B, Party C and Party D, and properly perform the obligations hereunder and thereunder, and shall not conduct any act or omission that is enough to affect the validity and enforceability of this Agreement and such other contracts.

3.	Representations and Warranties

Party B, Party C and Party D hereby make the following representations and warranties to Party A jointly and individually on the day of this Agreement and on each date of transfer:

(1)	It has the right to execute and deliver this Agreement and any equity interest transfer agreement (each the “Transfer Agreement”) to which it is a party with respect to each transfer of the Purchased Equity interests pursuant to this Agreement and has the power and ability to perform its obligations under this Agreement and any Transfer Agreement. Party B, Party C and Party D agree to execute the equity transfer agreement which is consistent with this Agreement when Party A exercises the Purchase Option. Upon execution of this Agreement and any Transfer Agreement to which it is a party, they will constitute legal, valid and binding obligations enforceable against it in accordance with their terms;

(2)	Neither the execution and delivery of this Agreement or any Transfer Agreement nor the performance of the obligations under this Agreement or any Transfer Agreement will: (i) violate any relevant Chinese laws; (ii) conflict with the articles of association or other organizational documents; (iii) violate or constitute a default under any contract or instrument to which it is a party or that binds upon it; (iv) violate any approval or permit granted to it a and/or condition remaining in force; or (v) cause any permit or approval granted to it to be suspended, cancelled or attached with additional conditions;

(3)	Each of Party B and Party C holds good and marketable ownership of all the equity interests held by it in Party D. Each of Party B and Party C has not created any security interest on the said equity interests, other than the equity interest pledge with the consent of Party A;

(4)	Party D holds good and marketable ownership of all its assets. Party D has not created any security interest on the said assets, other than the mortgage pursuant to the Pledge Agreements;

(5)	Party D has no outstanding debts except (i) debts arising from its normal course of business; and (ii) debts that have been disclosed to and approved by Party A in writing; and

(6)	There is no existing, pending or threatened litigation, arbitration or administrative proceedings relating to equity interests and Party D’s assets or to the company.

4.	Date of Effectiveness

This Agreement shall take effect as of the date of signing by the Parties and shall have a term of 10 years. At the option of Party A, this Agreement may be extended for 10 years.

5.	Governing Law and Dispute Resolution

5.1	Governing Law

The formation, validity, interpretation, performance of this Agreement and resolution of disputes under this Agreement shall be governed by Chinese laws.

5.2	Dispute Resolution

Any dispute arises from the interpretation and performance of this Agreement shall be resolved by the Parties hereto in good faith through consultation. If the dispute cannot be resolved within thirty (30) days after the issuance by a Party to the other Parties of a written notice requesting resolve the dispute, any Party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The arbitration shall be conducted in Beijing. The arbitral award shall be final and binding upon the Parties.

6.	Taxes and Fees

Each party shall bear any and all transfer and registration taxes and fees incurred by or levied on it with respect to the preparation and execution of this Agreement and each Transfer Agreement and its consummation of the transactions contemplated hereunder and under each Transfer Agreement in accordance with Chinese laws.

7.	Notices

Notices or other communications required to be given by any party or the company pursuant to this Agreement shall be written in Chinese and delivered by hand delivery or sent by mail or by facsimile transmission to the address of each relevant party set forth below or to other specified address of each relevant party notified by such party from time to time. The date when the notice is deemed to be duly served shall be determined as follows: (a) a notice delivered by hand is deemed duly received upon the date of delivery; (b) a notice sent by mail is deemed duly received on the tenth (10th) day of the date when the registered airmail with postage prepaid is sent out (as indicated on the postmark), or the fourth (4th) day of the delivery date to an internationally recognized courier service; and (c) a notice sent by facsimile transmission is deemed duly received at the receiving time as indicated on the transmission confirmation of relevant documents.

Party A: AutoNavi Information Technology Co., Ltd.

Address: Room 2, 16/F Daheng Scitech Mansion, 3 Suzhou Street, Haidian

District, Beijing

Party B:

Hou Jun

Address: 119, Shangxie Street, Xuanwu District, Beijing;

Party C:

Tang Xiyong

Address: Room 502, Unit 1, Building 31, Bajiaobeili, Shijingshan District,

Beijing

Party D: Beijing MapABC Technology Co., Ltd

Address: Room 804, 8/F, Weidi Sci-tech Building, 8 Zhongguancun South Street,

Haidian District, Beijing

8.	Confidentiality

The Parties acknowledge and confirm that any oral and written materials exchanged pursuant to this Agreement are confidential information. The Parties shall keep confidential all such information and shall not disclose any such information to any third party without the prior written consent of the other Parties. Such provisions shall not apply to the following information: (a) which is or hereafter shall become known to the public other than through unilateral disclosure by the receiving Party; (b) which is required to be disclosed by applicable ordinances; or (c) which is disclosed to the legal or financial advisors of a Party who have a need to know the information with respect to the transaction contemplated by this Agreement, provided that such legal or financial advisors shall be bound by the confidential obligation similar to those set forth in this article. Disclosure of information by either the staff of or the consulting firm engaged by a Party shall be deemed as disclosure by such Party, in which case such Party shall bear the liabilities for default pursuant to this Agreement. The provisions of this article shall survive the termination for whatever reasons of this Agreement.

9.	Further Assurance

Each Party agrees to promptly execute such documents and take such further actions as may be reasonably required by or favorable to it for the purpose of fulfilling each provision and the purpose of this Agreement.

10.	Miscellaneous

10.1	Amendments, Modifications and Supplements

Amendments, modifications and supplements to this Agreement shall be signed by each Party in writing.

10.2	Compliance with Laws and Regulations

The Parties shall comply with, and shall ensure the operations of the Parties comply with all the laws and regulations that have been promulgated by China officially and are accessible to the public.

10.3	Entire Agreement

Except for the written amendments, supplements and modifications made after the execution of this Agreement, this Agreement shall constitute the entire agreement among the Parties hereto with respect to the subject matter hereof and supersede all the prior negotiations, statements and agreements, whether orally or in writing, with respect to the subject matter hereof.

10.4	Headings

The headings of this Agreement are inserted for convenience of reference only and shall not be used to interpret, construe or otherwise affect the meaning of each provision of this Agreement.

10.5	Language

This Agreement is written in Chinese in three copies.

10.6	Severability

If any provision or provisions of this Agreement is held invalid, illegal or unenforceable in any respect under any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any respect. The Parties consult with each other in good faith to replace those invalid, illegal or unenforceable provision or provisions with valid provision or provisions to the effect that the economic effect that such valid provision or provisions may bring about is similar to that of the invalid, illegal or unenforceable provisions.

10.7	Successors

This Agreement shall inure to the benefit of and bind upon the respective successors and permitted assigns of the Parties.

10.8	Survival

(a)	Any accrued or outstanding obligations arising from this Agreement before the expiration or early termination of this Agreement shall survive such expiration or early termination of this Agreement.

(b)	The provisions of Articles 5, 8 and 10.8 shall survive the termination of this Agreement.

10.9	Waiver

Any Party may waive the terms and conditions of this Agreement by a written instrument signed by the Parties. No waiver by a Party of the breach by the other Parties in a certain case shall operate as a waiver by such Party of any similar breach by the other Parties in other cases.

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to sign this Exclusive Purchase Option Agreement on the date first above written.

[The remainder is left blank intentionally]

(Signature page of Exclusive Purchase Agreement)

Party A: AutoNavi Information Technology Co., Ltd.
/sea/
Authorized Representative:	/s/ Cheng Congwu

Party B: Hou Jun
/s/ Hou Jun

Party C: Tang Xiyong
/s/ Tang Xiyong

Party D: Beijing MapABC Technology Co., Ltd.
/sea/

Authorized Representative:	/s/ Tang Xiyong

Supplemental Agreement to Exclusive Purchase Option Agreement

This Supplemental Agreement to Exclusive Purchase Option Agreement (this “Supplemental Agreement”) is entered into by the following parties in Beijing as of December 31, 2009:

1.	AutoNavi Information Technology Co., Ltd., a limited liability company incorporated and existing under the Chinese laws, with its address at Room 2, 16/F Daheng Scitech Mansion, 3 Suzhou Street, Haidian District, Beijing (“Party A”);

2.	Hou Jun: a Chinese citizen whose ID number is and address is at 119, Shangxie Street, Xuanwu District, Beijing (“Party B”);

3.	Tang Xiyong, a Chinese citizen whose ID number is and address is at Room 502, Unit 1, Building 31, Bajiaobeili, Shijingshan District, Beijing (“Party C”); and

4.	Beijing MapABC Technology Co., Ltd., a limited liability company incorporated and existing under the Chinese laws, with its registered address at Room 1402, 14/F, 3 Suzhou Street, Haidian District, Beijing (“Party D”)

For the purpose of this Agreement, Party A, Party B, Party C and Party D are hereinafter referred to as a “Party” individually and the “Parties” collectively.

WHEREAS:

1.	Party A, Party B, Party C and Party D entered into the Exclusive Purchase Option Agreement (the “Original Agreement”) on September 28, 2006;

2.	The Parties agree to amend clause 1.3 and 1.5 of the Original Agreement.

NOW THEREFORE, through consultation, the Parties agree as follows:

Article 1 Amendment to Clause 1.3 of the Original Agreement

Clause 1.3 of the Original Agreement reads:

“1.3	Purchase Price

The price of the Purchased Equity (the “Purchase Price”) shall be equal to the amount of registered capital of Party C actually contributed by Party B in exchange for the interests of Party B in the Purchased Equity, unless an appraisal is required by law.

The Purchase Price shall comply with the provisions and requirements of the then prevailing Chinese laws.”

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It is amended to read:

“1.3 Purchase Price

The Parties agree that the purchase price of the Purchased Equity (the “Purchase Price”) shall be the lowest price permitted by the applicable laws.

The Purchase Price shall comply with the provisions and requirements of the then prevailing Chinese laws.”

Article 2 Amendment to Clause 1.5 of the Original Agreement

Clause 1.5 of the Original Agreement reads:

“1.5 Payment

The Purchase Price at which Party A shall exercise the Purchase Option shall be determined in a way that is compliant with the then prevailing Chinese laws.”

It is amended to read:

“1.5 Payment

The Purchase Price at which Party A shall exercise the Purchase Option shall be determined in accordance with Article 1.3 hereof.”

Article 3 Miscellaneous

1.	Except for the foregoing two clauses amended by this Supplemental Agreement explicitly, the other clauses of the Original Agreement shall remain unchanged.

2.	This Supplemental Agreement is made in four original copies, and Party A, Party B, Party C and Party D shall hold an original copy respectively.

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to sign this Supplemental Agreement to Exclusive Purchase Option Agreement on the date first above written.

[The remainder is left blank intentionally]

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(Signature page of Supplemental Agreement)

Party A: AutoNavi Information Technology Co., Ltd.
/seal/
Authorized Representative:	/s/ Hou Jun

Party B: Hou Jun
/s/ Hou Jun

Party C: Tang Xiyong
/s/ Tang Xiyong

Party D: Beijing MapABC Technology Co., Ltd.
/seal/
Authorized Representative:	/s/ Tang Xiyong

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